AMENDMENT NO. 2 DATED APRIL 22, 2013

TO PARTICIPATION AGREEMENT DATED NOVEMBER 19, 2008

Amendment to the Participation Agreement (the “Agreement”) by and among METROPOLITAN LIFE INSURANCE COMPANY (the “Company”) on its own behalf and on behalf of certain of its separate accounts, and ROYCE CAPITAL FUND (the “Fund”), ROYCE FUND SERVICES, INC. (the “Distributor’’) and ROYCE & ASSOCIATES, LLC (the “Adviser”).

WHEREAS, a wholly-owned subsidiary of the Company, GENERAL AMERICAN LIFE INSURANCE COMPANY (“General American’’), desires to purchase shares of the Portfolios of the Fund on behalf of one of its separate accounts;

WHEREAS, to enable General American to purchase shares of the Portfolios, the parties desire to include General American under the terms of the Agreement; and

WHEREAS, General American, on behalf of itself and on behalf of the separate account set forth in Schedule B attached hereto, agrees to be bound by all of the representations and conditions of the Agreement, as amended, in the same manner and to the same extent as the other parties to the Agreement;

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.  General American Life Insurance Company is hereby added as a party to the Agreement.

2.  All references in the Agreement to the “Company’’ shall be deemed to include General American Life Insurance Company.

3.  Schedule B is replaced with amended Schedule B attached hereto.

Except as expressly supplemented, amended or consented to hereby, the parties agree that all of the representations and conditions of the Agreement will remain unchanged and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Robert L. Staffier, Jr.
Name: Robert L. Staffier, Jr.
Title: Vice President and Actuary

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Robert L. Staffier, Jr.
Name: Robert L. Staffier, Jr.
Title: Vice President

ROYCE FUND SERVICES, INC

By:	/s/ John D. Diederich
Name: John D. Diederich
Title: President

ROYCE CAPITAL FUND

By:	/s/ John D. Diederich
Name: John D. Diederich
Title: President

ROYCE & ASSOCIATES, LLC

By:	/s/ John D. Diederich
Name: John D. Diederich
Title: President

SCHEDULE B

SEPARATE ACCOUNTS AND CONTRACTS

Separate Account	Date Established

Metropolitan Life Insurance Company

Metropolitan Life Separate Account UL	December 13, 1988
Metropolitan Life Separate Account DCVL	November 4, 2003

General American Life Insurance Company
General American Separate Account Seven	January 29, 1998

Contracts

Metropolitan Life Insurance Company

Individual Variable Life Insurance Policies (MetFlex)
Group Private Placement Variable Life Insurance Policies (PPVL)

General American Life Insurance Company

Private Placement Variable Universal Life